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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Corp. of our report dated March 17, 2000 relating to the combined financial statements of AT&T Wireless Group, which appears in AT&T Corp.'s Current Report on Form 8-K filed on March 17, 2000. We also consent to the reference to us under the heading "Experts" and "Summary Historical Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
December 22, 2000